Exhibit 99.1

Answers Corporation Reports Q3 2007 Financial Results

Company Giving Annual Guidance for the First Time

New York, NY, November 6, 2007 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.comTM and WikiAnswers.comTM, today reported unaudited financial results for its third quarter ended September 30, 2007.

“We are happy to announce that our revenues are recovering from the traffic decline we experienced this summer due to search engine adjustments,” said Robert S. Rosenschein, CEO. “Not only do we project returning to positive adjusted EBITDA in the fourth quarter, but our ad revenue should return to the levels we saw in Q1 2007.”

“There are two primary drivers of this renewed growth,” said Bruce D. Smith, Chief Strategic Officer. “First, direct ad sales are gaining traction. We have already taken orders for approximately $500 thousand for Q4 and are projecting $600 thousand in direct ad sales for the quarter. Second, WikiAnswers continues its impressive growth. With $300 thousand contributed in Q3, we expect a significantly higher contribution from WikiAnswers in Q4 2007. According to ComScore, for the first nine months of 2007, WikiAnswers was the second-fastest growing domain among the top 1,500 US domains.”

“We also look forward to closing the acquisition of Lexico, creators of Dictionary.com,” added Steve Steinberg, CFO. “We are very pleased with their surprising growth for the first three quarters of 2007. For the first nine months of 2007, Lexico revenues were $6.2 million, 24% higher than the $5.0 million during the same period in 2006. For the first nine months of 2007, Lexico EBITDA was $2.5 million, 14% higher than the $2.2 million during the same period in 2006. Even more impressive, EBITDA would have reached $3.0 million without one-time deal-related expenses of approximately $500 thousand, or a 36% improvement year-over-year. Lexico’s RPMs have also climbed this year, rising 28% from $1.46 in Q1 to $1.87 in Q3.”

Q3 2007 Financial Results

•                  Revenues were $2,208 thousand in Q3 2007, an increase of 19% compared to the same period in 2006, and a decrease of 21% compared to the $2,810 thousand reported for Q2 2007. Year-to-date revenues were $8,404 thousand for the first three quarters of 2007, an increase of 86% compared to the $4,523 thousand for the first three quarters of 2006.

•                  GAAP net loss in Q3 2007 was $1,950 thousand, an increase of $769 thousand compared to the same period in 2006, and an increase of $703 thousand, compared to the GAAP net loss of $1,247 thousand reported for Q2 2007. GAAP net loss per share in Q3 2007 was $0.25, compared to $0.15 in the same period in 2006, and $0.16 in Q2 2007.

•                  Adjusted EBITDA in Q3 2007 was negative $733 thousand, a decline of $205 thousand compared to negative $528 in the same period in 2006, and a decline of $420 thousand compared to the Adjusted EBITDA of negative $312 thousand in Q2 2007.

Non-GAAP Financial Measures

Adjusted EBITDA (Answers)

We define Adjusted EBITDA as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses.

We believe that the presentation of Adjusted EBITDA provides useful information to investors because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry. Adjusted EBITDA is used by our management team to plan and forecast our business because it removes the impact of our capital structure (interest expense), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations.

More specifically, we believe that removing these impacts is important for several reasons:

•                  Adjusted EBITDA disregards amortization of intangible assets and other specified costs resulting from acquisitions. Specifically, we exclude (a) amortization of acquired technology resulting from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answer Engine, or BAE; (b) compensation costs resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense; (c) penalty payments to the sellers of Brainboost Technology, LLC that were required due to the late registration of the Answers Corporation common stock they received in connection with the acquisition; and (d) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets for $2 million cash in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, in the nine months ending September 30, 2007 and 2006 was $597 thousand and $0, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•                  We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to compare financial results over multiple periods with those of other companies.

•                  We believe that, excluding depreciation, interest, foreign currency exchange rate differences and taxes from Adjusted EBITDA provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•      Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•      Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•      Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•      Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•      Adjusted EBITDA does not reflect changes in our cash and investment securities and the results of our investments;

•      Adjusted EBITDA excludes taxes, which is a significant cost to most businesses; and

•      Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.

EBITDA (Lexico)

We believe that the presentation of EBITDA for Lexico provides useful information to investors because these measures enhance their overall understanding of the financial performance and prospects of Lexico’s ongoing business operations.

EBITDA should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of EBITDA as an analytical tool. Some of these limitations are:

•                  Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•                  Other companies, including other companies in Lexico’s industry, may calculate EBITDA differently than Lexico, thus limiting its usefulness as a comparative tool;

•                  EBITDA does not reflect the periodic costs of certain assets used in generating revenues in our business;

•                  EBITDA does not reflect changes in Lexico’s cash and investment securities and the results of its investments; and

•                  EBITDA excludes taxes, which is a significant cost to most businesses.

We compensate for these limitations by providing specific information in the reconciliation to the Lexico’s GAAP amounts excluded from EBITDA. A reconciliation of EBITDA, to net earnings, is attached to this press release.

Modifications

The 2006 financial statements as previously presented by the Company in reports and SEC filings, have been corrected to account for an immaterial error in the income tax expense in the Consolidated Statements of Operations and deferred taxes on the Condensed Consolidated Balance Sheets.

Business Outlook — Fourth Quarter 2007

The following business outlook is based on the Company’s current information and expectations as of November 6, 2007. This does not reflect any impact from the expected purchase of Lexico. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending
December 31, 2007
(in thousands)

Revenues	$2,850 – $3,050

Adjusted EBITDA
GAAP Operating loss	(1,150) – (950)
Adjustment to GAAP Net loss:
Stock-based compensation	610
Depreciation	190
Amortization of intangible assets resulting from acquisitions	300
$(50) – $150

Business Outlook — Full Year 2008

The following business outlook is based on the Company’s current estimate as of November 6, 2007, assuming the closing of the Lexico transaction before December 31, 2007. Answers undertakes no obligation to update the outlook, or any portion thereof, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Twelve months ending
December 31, 2008
(in thousands)

Revenues	$28,000 – $30,000

Adjusted EBITDA
GAAP Operating loss	(9,500) – (8,500)
Adjustment to GAAP Net loss:
Stock-based compensation	4,500
Depreciation	1,400
Amortization of intangible assets resulting from acquisitions	2,600
Amortization of prepaid compensation resulting from the Lexico acquisition	9,000
$8,000 – $9,000

Conference Call

A conference call to review the Q-3 2007 financial results will follow this release today at 4:30 PM EST. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers’ Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via Webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial 866-765-6327 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ:ANSW) operates the award-winning Answers.comTM answer engine, delivering comprehensive content on over four million topics spanning health, finance, entertainment, business and more. Content includes over 180 licensed titles from leading publishers such as Houghton Mifflin Company, Barron’s, Encyclopedia Britannica, All Media Guide and others; original articles written by Answers.com’s editorial team; and user-generated questions & answers from Answers.com’s industry-leading WikiAnswersTM. Founded in 1999 by CEO Bob Rosenschein, Answers.com can be launched directly from within Internet Explorer 7, Firefox and Opera browsers, and its service is integrated into sites like The New York Public Libraries’ homeworkNYC.org, The New York Times, CBSNews.com and others. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com and our other Web properties, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, and other risk factors identified from time to time in our SEC filings, including, but not limited to, our quarterly report on Form 10-Q/A filed on August 23, 2007. We would also like to note specific risk factors relating to our proposed acquisition of Lexico Publishing Group, LLC, including among others, the inability to consummate or experienced delays in closing the transaction due to failure to obtain necessary financing and fulfillment of certain closing conditions, as well as the significant costs involved in such failure to complete the deal, the potential inability to improve Lexico’s monetization rates and our ability to realize other intended benefits of the transaction, our inability to integrate the operations of Lexico and other risk factors. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers’ website is not incorporated by reference into this press release and is included as an inactive textual reference only.

(Tables to follow)

Investor Contact:	Press Contact:

Bruce D. Smith, CFA	Alison Minaglia
Chief Strategic Officer	Technology PR for Answers.com
bruce@answers.com	aminaglia@technologypr.com
646.502.4780	203.972.3170 or
917.902.3404

Answers Corporation

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three months ended		Nine months ended
	September 30		September 30
	2007	2006	2007	2006
Revenues:
Advertising revenue	$2,165	$1,810	$7,777	$4,357
Answers service licensing	43	44	202	143
Subscriptions	—	4	425	23
	2,208	1,858	8,404	4,523

Costs and expenses:
Cost of revenue	1,179	844	3,643	2,336
Research and development	769	621	2,239	5,209
Sales and marketing	1,221	924	3,275	2,244
General and administrative	1,058	765	3,003	2,530
Total operating expenses	4,227	3,154	12,160	12,319

Operating loss	(2,019)	(1,296)	(3,756)	(7,796)

Interest income, net	88	144	299	430
Other income (expenses), net	—	(17)	(11)	(220)

Loss before income taxes	(1,931)	(1,169)	(3,468)	(7,586)

Income taxes	(19)	(12)	(33)	(9)

Net loss	$(1,950)	(1,181)	$(3,501)	(7,595)

Basic and diluted net loss per common share	$(0.25)	$(0.15)	$(0.45)	$(1.00)

Weighted average shares used in computing basic and diluted net loss per common share	7,854,053	7,782,820	7,844,900	7,632,283

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures

to the nearest comparable GAAP Measures

(in thousands, except for per share data)

	Three months ended
	September 30,		September 30,
	2007	June 30, 2007	2006
Adjusted Cost of revenue
Cost of revenue	$1,179	$1,320	$844
Stock-based compensation expense	(41)	(44)	(33)
Cost related to layoff	(4)	—	—
Depreciation	(85)	(68)	(43)
Amortization of intangible assets resulting from acquisitions	(256)	(256)	(223)
	$793	$952	$545

Adjusted Research and development
Research and development	$769	748	$621
Stock-based compensation expense	(91)	(100)	(79)
Cost related to layoff	(14)	—	—
Depreciation	(28)	(27)	(17)
	$636	$621	$525

Adjusted Sales and marketing
Sales and marketing	$1,221	1,072	$924
Stock-based compensation expense	(219)	(242)	(168)
Cost related to layoff	(230)	—	—
Depreciation	(23)	(22)	(14)
	$749	$808	$742

Adjusted General and administrative
General and administrative	$1,058	1,019	$766
Stock-based compensation expense	(224)	(213)	(180)
Cost related to layoff	(5)	—	—
Depreciation	(14)	(13)	(9)
Amortization of intangible assets resulting from acquisitions	(52)	(52)	(2)
	$763	$741	$575

Adjusted operating expenses
Operating expenses	$4,227	4,159	$3,154
Stock-based compensation expense	(574)	(599)	(459)
Cost related to layoff	(254)	—	—
Depreciation	(150)	(130)	(83)
Amortization of intangible assets resulting from acquisitions	(308)	(308)	(225)
	$2,941	$3,122	$2,387

Adjusted EBITDA
Operating Loss	$(2,019)	$(1,349)	$(1,296)
Stock-based compensation expense	574	599	459
Cost related to layoff	254	—	—
Depreciation	150	130	83
Amortization of intangible assets resulting from acquisitions	308	308	225
	$(733)	$(312)	$(529)

Operating loss per share (basic and diluted)
Operating loss per share	$(0.26)	$(0.17)	$(0.17)
Stock-based compensation expense	0.07	0.08	0.06
Cost related to layoff	0.03	—	—
Depreciation	0.02	0.02	0.01
Amortization of intangible assets resulting from acquisitions	0.04	0.04	0.03
	$(0.10)	(0.03)	$(0.07)

See discussion regarding Adjusted EBITDA in the text of this earnings release under the heading “Non-GAAP Financial Measures” for an explanation of the reconciling items noted above.

Lexico Publishing Group, LLC

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures

to the nearest comparable GAAP Measures

(in thousands)

	Nine months ended
	September 30,	September 30,
	2007	2006
EBITDA
Operating income	$2,364	$2,064
Depreciation and amortization of property and equipment	112	88
	$2,476	$2,152

See discussion regarding EBITDA in the text of this earnings release under the heading “Non-GAAP Financial Measures” for an explanation of the reconciling items noted above.

Answers Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	September 30	December 31
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$5,293	$4,976
Investment securities	2,223	4,102
Accounts receivable	1,035	1,304
Prepaid expenses and other current assets	539	416
Total current assets	9,090	10,798

Long-term deposits (restricted)	497	218

Deposits in respect of employee severance obligations	1,052	856

Property and equipment, net	1,096	998

Other assets:
Intangible assets, net	5,069	6,010
Goodwill	437	437
Prepaid expenses, long-term, and other assets	245	362
Deferred charges	882	—
Total other assets	6,633	6,809

Total assets	18,368	19,679

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	392	366
Accrued expenses	1,250	805
Accrued compensation	610	623
Deferred revenues, short-term	22	465
Total current liabilities	2,274	2,259

Long-term liabilities:
Liability in respect of employee severance obligations	1,147	828
Deferred tax liability	11	—
Total long-term Liabilities	1,158	828

Stockholders’ equity:
Common stock; $0.001 par value; 30,000,000 shares authorized; 7,854,053 and 7,809,394 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	8	8
Additional paid-in capital	73,441	71,599
Accumulated other comprehensive loss	(28)	(31)
Accumulated deficit	(58,485)	(54,984)
Total stockholders’ equity	14,936	16,592

Total liabilities and stockholders’ equity	$18,368	$19,679